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                                                                     EXHIBIT 8.1

                                                  September 3, 1999

Ford Credit Auto Receivables Two L.P.
The American Road
Dearborn, Michigan  48121

       Re:  Ford Credit Auto Receivables Two L.P.
            Registration Statement on Form S-3
            -------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Ford Credit Auto Receivables Two L.P., as Seller (the "Seller"), in connection with Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission concurrently herewith under the Securities Act of 1933, as amended, respecting the issuance by various trusts (each, a "Trust") to be formed pursuant to either an Amended and Restated Trust Agreement (the "Trust Agreement") to be entered into by the Seller and the Owner Trustee (the "Owner Trustee") designated therein of Asset Backed Securities consisting of Notes and Certificates. Any Asset Backed Securities consisting of Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into by the Trust and the Indenture Trustee designated therein (the "Indenture Trustee") and any Asset Backed Securities consisting of Certificates are to be issued pursuant to the Trust Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Registration Statement.

     In this connection, we have examined and relied upon the Registration Statement filed with the Securities

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Ford Credit Auto Receivables Two L.P.
September 3, 1999
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and Exchange Commission (the "SEC"), including (i) the form of prospectus included therein (the "Prospectus"); (ii) the forms of prospectus supplement included therein (the "Prospectus Supplement"); (iii) the form of Indenture;
(iv) the form of Trust Agreement; (v) the form of Purchase Agreement; (vi) the form of Sale and Servicing Agreement; (vii) the form of Administration Agreement; and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Seller, the Servicer, the Underwriters, and others, including, in particular, (i) certain calculations performed by the Underwriters and (ii) a representation of the Servicer regarding the reasonableness of certain fees payable to it.

     In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

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Ford Credit Auto Receivables Two L.P.
September 3, 1999
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     We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

     Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus under the heading "Summary--Tax Status" to the extent they relate to federal income tax matters and under the heading "Tax Matters," subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of Notes and/or Certificates, under existing law and the assumptions stated therein.

     We also note that the Prospectus and the Basic Documents do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may require modification in the context of an actual transaction.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate,
                                          Meagher & Flom LLP